Exhibit 10.2

ISDA®

International Swaps and Derivatives Association, Inc.

2002 MASTER AGREEMENT

dated as of December 17, 2014

JPMORGAN CHASE BANK, N.A. (“Party A”)	and	BOOZ ALLEN HAMILTON INC. (“Party B”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this 2002 Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties or otherwise effective for the purpose of confirming or evidencing those Transactions. This 2002 Master Agreement and the Schedule are together referred to as this “Master Agreement”.

Accordingly, the parties agree as follows:—

1.	Interpretation

(a) Definitions. The terms defined in Section 14 and elsewhere in this Master Agreement will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement, such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.	Obligations

(a) General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

compensation in respect of that obligation or deferred obligation, as the case may be, pursuant to Section 9(h)(ii)(1) or (2), as appropriate. The fair market value of any obligation referred to in clause (b) above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it will be the average of the Termination Currency Equivalents of the fair market values so determined by both parties.

“Waiting Period” means:—

(a) in respect of an event or circumstance under Section 5(b)(i), other than in the case of Section 5(b)(i)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of three Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance; and

(b) in respect of an event or circumstance under Section 5(b)(ii), other than in the case of Section 5(b)(ii)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of eight Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

JPMORGAN CHASE BANK, N.A.			BOOZ ALLEN HAMILTON INC.

By:	/s/ Eric W. Bonatz		By:	/s/ Kevin L. Cook
	Name:	Eric W. Bonatz		Name:	Kevin L. Cook
	Title:	Vice President		Title:	SVP & CFO
	Date:			Date:	12/29/14

AMENDED AND RESTATED

SCHEDULE

dated as of February 8, 2017,

to the

2002 MASTER AGREEMENT

dated as of December 17, 2014

between

JPMORGAN CHASE BANK, N.A.

(“Party A”)

and

BOOZ ALLEN HAMILTON INC.

(“Party B”)

Party A and Party B have previously entered into that certain ISDA Master Agreement, dated as of December 17, 2014 (as amended from time to time, the “Prior ISDA”). The parties hereby amend and restate the Prior ISDA in its entirety with this Amended and Restated Schedule. Following the execution of this Amended and Restated Schedule, all references to the Agreement herein shall be to the ISDA 2002 Master Agreement, which is supplemented by this Amended and Restated Schedule, dated as of the even date.

Part 1.    Termination Provisions.

(a)	“Specified Entity” means, in relation to Party A for the purpose of:

Section 5(a)(v):	Not Applicable
Section 5(a)(vi):	Not Applicable
Section 5(a)(vii):	Not Applicable
Section 5(b)(v):	Not Applicable

and in relation to Party B for the purpose of:

Section 5(a)(v):	Not Applicable
Section 5(a)(vi):	Not Applicable
Section 5(a)(vii):	Not Applicable
Section 5(b)(v):	Not Applicable

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B; provided, that

(i)	the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi); and

(ii)	the following language shall be added to the end thereof: “provided, however, that an Event of Default shall not occur under (2) above if the failure to pay is caused not by the unavailability of funds but is caused solely due to a technical or administrative error which has been remedied within three Local Business Days after a notice of such failure is given to the party.”

“Specified Indebtedness” will have the meaning specified in Section 14 of the Agreement except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business.

“Threshold Amount” means in relation to Party A, an amount equal to 3% of the shareholders’ equity of Party A (on a consolidated basis) as determined in accordance with generally accepted accounting principles in Party A’s jurisdiction of incorporation or organization by reference to Party A’s most recently published audited financial statements (or its equivalent in another currency); and in relation to Party B, $50,000,000.

(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(v) of this Agreement will apply to Party A and will apply to Party B; provided, however, that if Party A has long term, unsecured and unsubordinated indebtedness or deposits which is or are publicly rated (such rating, a “Credit Rating”) by Moody’s Investor Services, Inc. (“Moody’s”), Standard & Poor’s Ratings Group (“S&P”) or any other internationally recognized rating agency (a “Rating Agency”), then the words “materially weaker” in line 6 of Section 5(b)(v) shall mean that the Credit Rating of such party (or, if applicable, the Credit Support Provider of such party) shall be rated lower than Baa3 by Moody’s, or lower than BBB- by S&P or, in the event that there is no Credit Rating by either Moody’s or S&P applicable to such party (or, if applicable, the Credit Support Provider of such party) but such party’s long-term indebtedness or deposits is or are rated by a Rating Agency, lower than a rating equivalent to the foregoing by such Rating Agency; provided, further, that Section 5(b)(v)(3) shall not apply to Party A or Party B. Under no circumstances shall any Designated Event that is not prohibited under the Credit Agreement give rise to a “Credit Event Upon Merger” hereunder with respect to Party B.

(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)	“Termination Currency” means United States Dollars.

(g)	Additional Termination Event. The following shall constitute an Additional Termination Event:

The obligations of Party B under this Agreement shall not be equally and ratably secured and guaranteed with the obligations of Party B owing to Lenders under the Credit Agreement. An Additional Termination Event shall not occur to the extent that it is caused solely by the guarantee of any Guarantor under the Guarantee and Collateral Agreement or the grant of a security interest by any Guarantor under the Credit Agreement not applying to any obligation of Party B under this Agreement as a result of such Guarantor’s failure for any reason to constitute an “eligible contract participant”, as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of a security interest by such Guarantor would otherwise have become effective with respect to Party B’s obligations under this

Agreement; provided that the foregoing shall only apply to that portion of the guarantee under the Guarantee and Collateral Agreement provided by the Guarantor who does not constitute an “eligible contract participant”.

“Credit Agreement” shall mean the credit agreement (as amended, amended and restated, supplemented, extended, refinanced, replaced, or otherwise modified from time to time, this “Agreement”) entered into as of July 31, 2012, as amended by the First Amendment dated as of August 16, 2013, and as further amended by the Second Amendment dated May 7, 2014, the Third Amendment dated as of July 13, 2016 and the Fourth Amendment dated as of February 6, 2017 (the “Credit Agreement”) (any capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement), among BOOZ ALLEN HAMILTON INC., a Delaware corporation (the “Company” or the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and Issuing Lender.

For the purpose of the foregoing Additional Termination Events, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(h)	Additional Condition Precedent. For the purposes of Section 2(a)(iii) it shall be a condition precedent that no Additional Termination Event with respect to the other party shall have occurred and be continuing. A Non-defaulting Party’s or Non-affected Party’s right to withhold payments or deliveries under Section 2(a)(iii) shall be limited to a period of 90 days after the relevant Event of Default, Potential Event of Default or Additional Termination Event. After the expiration of such 90-day period, the Non-defaulting Party or Non-affected Party, as applicable, shall resume performing its obligations under Section 2(a)(i) but shall not be deemed to have waived its right to name an Early Termination Date as a result of such Event of Default, Potential Event of Default or Additional Termination Event.

Part 2.    Tax Representations.

(a)	Payer Tax Representations. For the purposes of Section 3(e), Party A and Party B make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations.

For the purposes of Section 3(f), Party A makes the following representations:

Party A represents that it is a U.S. person for U.S. federal income tax purposes.

For purposes of Section 3(f), Party B makes the following representations:

Party B represents that it is a U.S. corporation for U.S. federal income tax purposes.

Part 3.    Agreement to Deliver Documents.

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents:

(a)	Tax forms, documents or certificates to be delivered under Section 4(a) are:

Party required to deliver document	Forms/Documents/Certificates	Date by which to be delivered
Party A and Party B	An executed United States Internal Revenue Service Form W-9 (or any successor thereto), as applicable.	(i) Upon execution of this Agreement, (ii) promptly upon reasonable request by the other party, and (iii) promptly upon learning that any such form previously provided has become obsolete, incorrect, or ineffective.

Party A and Party B	Any form, document or certificate reasonably requested by the other party in order for such other party to be able to make payments hereunder without withholding for or on account of Taxes or with such withholding at a reduced rate.	Upon earlier of (i) reasonable demand (ii) the other party learning that the form or document is required.

(b)	Other documents to be delivered are:

Party required to deliver	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B	Certified copies of all corporate authorizations and any other documents with respect to the execution, delivery and performance of this Agreement.	Upon execution and delivery of this Agreement.	Yes

Party A and Party B	Certificate of authority and specimen signatures of individuals executing this Agreement and each confirmation.	Upon execution and delivery of this Agreement and thereafter upon request of the other party.	Yes

Party required to deliver	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party B	Annual audited consolidated financial statements of Party B without qualification arising out of the scope of the audit certified by independent certified public accountants of nationally recognized standing	If not publicly available or already provided to Party A or an Affiliate of Party A under the Credit Agreement, upon reasonable request.	Yes

Party B	Quarterly unaudited consolidated financial statements of Party B	If not publicly available or already provided to Party A or an Affiliate of Party A under the Credit Agreement, upon reasonable request.	Yes

Part 4.    Miscellaneous.

(a)	Addresses for Notices. For the purpose of Section 12(a):

Address for notices or communications to Party A:

JPMorgan Chase Bank, N.A.

Attention: Legal Department- Derivatives Practice Group

270 Park Avenue

New York, New York 10017-2070

Facsimile No.: (646) 534-6393

Address for notices or communications to Party B:

Address:	575 Herndon Parkway
Herndon, VA 20170
Attention:	Ryan Ross
Email:	ross_ryan@bah.com
Telephone No.:	571-346-4918

Notices relating to Sections 5, 6, 11, and 13 shall also be sent to:

Address:	575 Herndon Parkway
Herndon, VA 20170
Attention:	Ryan Ross
Email:	ross_ryan@bah.com
Telephone No.:	571-346-4918

(b)	Process Agent. For the purpose of Section 13(c): Party A appoints as its Process Agent: Not applicable. Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(b):

Party A is a Multibranch Party and may act through any Office specified in a Confirmation.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A, unless an Event of Default has occurred and is continuing with respect to Party A, in which case Party B may appoint a Leading Dealer to act as substitute Calculation Agent for so long as such Event of Default is continuing. A “Leading Dealer” means a leading dealer in the relevant market that is not an Affiliate of either of the parties.

(f)	Credit Support Document.

Credit Support Document means, in relation to Party A, not applicable.

Credit Support Document means, in relation to Party B, not applicable.

(g)	Credit Support Provider.

Credit Support Provider means, in relation to Party A, not applicable.

Credit Support Provider means, in relation to Party B, not applicable.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York (without reference to choice of law doctrine).

(i)	Netting of Payments. “Multiple Transaction Payment Netting” will not apply for the purpose of Section 2(c) of this Agreement; provided, that Party A and Party B may agree from time to time that Multiple Transaction Payment Netting will apply to certain specific Transactions.

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

(k)	Absence of Litigation. For the purpose of Section 3(c):

“Specified Entity” means in relation to Party A, None.

“Specified Entity” means in relation to Party B, None.

(l)	No Agency. The provisions of Section 3(g) will apply to this Agreement.

(m)	Additional Representation will apply. For the purposes of Section 3 of this Agreement each the following will constitute an Additional Representation:

(i)	Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(1)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it is based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(2)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(3)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(4)	Eligible Contract Participant. It is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act.

(5)	Other Transactions. It understands and acknowledges that the other party may, either in connection with entering into a Transaction or from time to time thereafter, engage in open market transactions that are designed to hedge or reduce the risks incurred by it in connection with such Transaction and that the effect of such open market transactions may be to affect or reduce the market value of such Transaction.

(n)	Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

Part 5.    Other Provisions.

(a)	Waiver of Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Transaction.

(b)	Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c)

Scope of Agreement. Notwithstanding anything contained in this Agreement to the contrary, any transaction (other than a repurchase transaction, reverse repurchase transaction, buy/sell-back transaction or securities lending transaction) which may otherwise constitute a “Specified Transaction” (without regard to the phrase “which is not a Transaction under this Agreement but” in the definition of “Specified Transaction”) for purposes of this Agreement which has been or will be entered into between the parties shall constitute a “Transaction” which is subject to, governed by, and construed in accordance with the terms of this Agreement, unless any Confirmation with respect to a Transaction entered into after the execution of this Agreement expressly provides otherwise.

(d)	Transfer. Section 7 of this Agreement is hereby amended by inserting the following phrase “which consent shall not be unreasonably withheld” in the third line thereof after the word “party” and before the word “except”.

(e)	Accuracy of Specified Information. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period, the phrase “or, in the case of audited or unaudited financial statements, a fair presentation in all material respects of the financial condition of the relevant person.”

(f)	2002 Master Agreement Protocol. The parties agree that the definitions and provisions contained in Annexes 1 to 16 and Section 6 of the 2002 Master Agreement Protocol published by the International Swaps and Derivatives Association, Inc. on 15th July, 2003 are incorporated into and apply to this Agreement.

(g)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Part 2(a)(Payer Tax Representation) and “Indemnifiable Tax” as defined in Section 14 shall not include any U.S. federal withholding Tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections (“FATCA Withholding Tax”). For the avoidance of doubt, the FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for purposes of Section 2(d).

(h)	Incorporation of 2006 ISDA Definitions. The definitions and provisions contained in the 2006 ISDA Definitions (“2006 Definitions”) each as published by the International Swap Dealers Association, Inc., are incorporated into any Confirmation which supplements and forms part of this Agreement, and all capitalised terms used in a Confirmation shall have the meaning set forth in the 2006 Definitions, unless otherwise defined in a Confirmation. In the event of any conflict between the provisions of this Agreement and the provisions of the 2006 Definitions, the provisions of this Agreement shall apply, and in the event of any conflict between the provisions of this Agreement and a Confirmation, the provisions of the Confirmation shall apply.

(i)	Protocol Covered Agreement. For purposes of the ISDA August 2012 DF Protocol Agreement published on August 13, 2012 and the ISDA March 2013 DF Protocol Agreement published on March 22, 2013 (the “Protocol Agreement”), the parties acknowledge and agree that this Agreement shall constitute a Protocol Covered Agreement as defined under the Protocol Agreement.

(j)	Inconsistency. In the event of any inconsistency between any of the following documents, the relevant document first listed below shall govern: (i) a Confirmation; (ii) the Schedule; (iii) the 2006 Definitions and the FX Definitions; and (iv) the printed form of ISDA Master Agreement and ISDA Credit Support Annex (as applicable). In the event of any inconsistency between provisions contained in the 2006 Definitions and the FX Definitions, the FX Definitions shall prevail.

(k)	Muni Advisor Rep. Party B represents either that (i) it is not an “obligated person” (as defined under Section 15B(e)(10) of the Securities Exchange Act of 1934 and Securities and Exchange Commission (“SEC”) Rule 15Ba1-1(k) thereunder), or (ii) to the extent that Party B is an obligated person, Party B is not entering into any Transaction (which, for purposes of this Section shall include any amendment, novation, modification or termination), or seeking or obtaining any advice, in its capacity as an obligated person in connection with or contemplation of an offering of municipal securities or its obligations under any existing municipal securities or the investment of any proceeds thereof or any municipal escrow investment.

(l)	Specified Hedge Agreement. The parties agree that this Agreement is a Specified Hedge Agreement as of the date hereof.

Part 6.    Additional Terms for Foreign Exchange and Currency Option Transactions.

(a)	Incorporation of Definitions. The 1998 FX and Currency Option Definitions (the “FX Definitions”), published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association and The Foreign Exchange Committee, are hereby incorporated by reference with respect to FX Transactions (as defined in the FX Definitions) and Currency Option Transactions (as defined in the FX Definitions). Terms defined in the FX Definitions shall have the same meanings in this Part 6.

(b)	Scope and Confirmations. Any confirmation in respect of any FX Transaction or Currency Option Transaction into which the parties may enter, or may have entered into prior to the date hereof, that fails by its terms to expressly exclude the application of this Agreement shall (to the extent not otherwise provided for in this Agreement) (i) constitute a “Confirmation” as referred to in this Agreement even where not so specified in such confirmation and (ii) supplement form a part of, and be subject to this Agreement, and all provisions in this Agreement will govern such Confirmation except as modified therein. Without limitation of the forgoing, where an FX Transaction or Currency Option Transaction is confirmed by means of exchange of electronic messages on an electronic messaging system or by means of facsimile or telex (whether manually or automatically generated) or other document or confirming evidence shall constitute a Confirmation for the purposes of this Agreement even where not so specified therein.

(c)	Automatic Exercise. Section 3.6(c) of the FX Definitions is hereby amended by deleting the words “equal or” from the fifth line and by replacing the words “the product of (i) one percent of the Strike Price multiplied by (ii) the Call Currency Amount or the Put Currency Amount, as appropriate” with “zero”. Unless otherwise specified in the relevant Confirmation, “Automatic Exercise” will apply to any Currency Option Transaction under this agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

JPMORGAN CHASE BANK, N.A.		BOOZ ALLEN HAMILTON INC.

By:	/s/ Eric W. Bonatz	By:	/s/ Brian Hockenberry
Name:	Eric W. Bonatz	Name:	Brian Hockenberry
Title:	Vice President	Title:	Assistant Treasurer